EXHIBIT (g)(2)

INVESTMENT SUB-ADVISORY AGREEMENT

between

EATON VANCE MANAGEMENT

and

PARAMETRIC PORTFOLIO ASSOCIATES LLC

for

Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund

AGREEMENT made as of this 1st day of March, 2021, between Eaton Vance Management, a Massachusetts business trust (the “Adviser”), and Parametric Portfolio Associates LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement (the “Advisory Agreement”) with Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund, a Massachusetts business trust (the “Trust”), relating to the provision of portfolio management services to the Trust; and

WHEREAS, the Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-investment advisers; and

WHEREAS, the Adviser and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services to the Trust in the manner and on the terms set forth in this Investment Sub-Advisory Agreement (the “Agreement”);

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Adviser and the Sub-Adviser agree as follows:

1.       Duties of the Sub-Adviser. The Adviser hereby employs the Sub-Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Trust and to administer its investment affairs, subject to the supervision of the Adviser and the Trustees of the Trust, for the period and on the terms set forth in this Agreement. Subject to approval of the Trust's Board and notice to the Sub-Adviser, the Adviser retains complete authority immediately to assume direct responsibility for any function delegated to the Sub-Adviser under this Agreement.

EATON VANCE TAX-MANAGED GLOBAL BUY-WRITE OPPORTUNITIES FUND

(a)       The Sub-Adviser hereby accepts such employment and undertakes to afford to the Trust the advice and assistance of the Sub-Adviser’s organization in the choice of investments and in the purchase and sale of securities for the Trust and to furnish, for the use of the Trust, office space and all necessary office facilities, equipment and personnel for servicing the investments of the Trust and for administering its investment affairs and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Sub-Adviser’s organization and all personnel of the Sub-Adviser performing services relating to research and investment activities. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

(b)       The Sub-Adviser shall provide the Trust with such investment management and supervision as the Adviser may, from time to time, consider necessary for the proper supervision of the Trust’s investments. The services to be provided by the Sub-Adviser hereunder will apply to the portion of the Trust’s assets that Adviser or the Trustees of the Trust shall from time to time designate, which may consist of all or a portion of the Trust’s assets. As investment sub-adviser to the Trust, the Sub-Adviser shall furnish continuously an investment program and shall determine, from time to time, what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Trust’s assets shall be held uninvested, subject always to the applicable restrictions of the Trust’s Declaration of Trust, By-Laws and registration statement under the Investment Company Act of 1940, as amended (the “1940 Act”). The Sub-Adviser is authorized, in its discretion and without prior consultation with the Adviser or the Trust, to buy, sell, and otherwise trade in any and all types of securities, commodities, derivatives, and investment instruments on behalf of the Trust. Should the Trustees of the Trust or the Adviser at any time, however, make any specific determination as to investment policy for the Trust and notify the Sub-Adviser thereof in writing, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Sub-Adviser shall assure that the Trust complies with its investment policies and restrictions as set forth in the Trust’s registration statement and shall take, on behalf of the Trust, all actions that it deems necessary or desirable to implement the investment policies of the Trust.

(c)       The Sub-Adviser shall place all orders for the purchase or sale of portfolio investments for the account of the Trust either directly with the issuer or with brokers, dealers, futures commission merchants, or other market participants selected by the Sub-Adviser, and, to that end, the Sub-Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Trust as to deliveries of investments and payments of cash for the account of the Trust. In connection with the selection of such brokers, dealers, futures commission merchants, or other market participants and the placing of such orders, the Sub-Adviser shall use its best efforts to seek to execute security transactions at prices that are advantageous to the Trust and (when a disclosed commission is being charged) at commission rates that are reasonable in relation to the benefits received. Subject to the policies and procedures adopted by the Board of Trustees of the Trust, in selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and

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research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Sub-Adviser and the Sub-Adviser is expressly authorized to cause the Trust to pay any broker or dealer who provides such brokerage and research services a commission for executing a security transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Trust and to other accounts over which they exercise investment discretion.

(d)       The Sub-Adviser shall furnish such reports, evaluations, information or analyses to the Trust and the Adviser as the Trust’s Board of Trustees or the Adviser may reasonably request from time to time, or as the Sub-Adviser may deem to be desirable.

(e)       Each of the Adviser and the Sub-Adviser shall exercise reasonable care in the performance of its duties under the Agreement and will conduct its activities hereunder in compliance with the applicable requirements of the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws, any applicable procedures adopted by the Trust’s Board that have been provided to the Sub-Adviser, and the provisions of the Trust’s registration statement, each as may be amended. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services in respect to the Trust which may be requested by such authorities in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

2.       Compensation of the Sub-Adviser. For the services, payments and facilities to be furnished hereunder by the Sub-Adviser, to the extent the Adviser receives at least such amount from the Trust pursuant to the Advisory Agreement, the Sub-Adviser shall be entitled to receive from the Adviser the compensation specified in Appendix A hereto. The Adviser is solely responsible for the payment of the compensation to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its compensation solely from the Adviser. The Trust shall have no liability for Sub-Adviser's compensation hereunder.

3.       Allocation of Charges and Expenses. It is understood that the Trust will pay all expenses other than those expressly stated to be payable by the Sub-Adviser hereunder or by the Adviser under the Advisory Agreement, which expenses payable by the Trust shall include, without implied limitation, (i) expenses of maintaining the Trust and continuing its existence; (ii) registration of the Trust under the 1940 Act; (iii) commissions, spreads, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments; (iv) auditing, accounting and legal expenses; (v) taxes and interest; (vi) governmental fees; (vii) expenses of listing shares of the Trust with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of shares of the Trust, including expenses of conducting tender offers for the purpose of repurchasing Trust shares; (viii) fees

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and expenses of registering, qualifying, and maintaining the Trust and its shares under applicable federal and state securities laws and of preparing and filing registration statements, other offering statements or memoranda, and other reports, forms, and documents required to be filed by the Trust with the Securities and Exchange Commission (the “SEC”) and any other regulatory body, and for printing and distributing the same to shareholders; (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor; (x) expenses of reports to governmental officers and commissions; (xi) insurance expenses; (xii) association membership dues; (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Trust (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values); (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Trust; (xv) expenses for servicing shareholder accounts; (xvi) any direct charges to the Trust or shareholders approved by the Trustees of the Trust; (xvii) compensation and expenses of Trustees of the Trust who are not members of the Adviser’s or the Sub-Adviser’s organizations; (xviii) any pricing or valuation services employed by the Trust to value its investments including primary and comparative valuation services; (xix) any investment advisory, sub-investment advisory, or similar management fee payable by the Trust; (xx) all expenses incurred in connection with the Trust’s use of a line of credit, other borrowings or leverage; and (xxi) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees, officers, and shareholders with respect thereto.

4.       Other Interests. It is understood that Trustees, officers, and shareholders of the Trust are or may be or become interested in the Sub-Adviser as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Sub-Adviser are or may be or become similarly interested in the Trust, and that the Sub-Adviser may be or become interested in the Trust as a shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Sub-Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) that the Sub-Adviser may organize, sponsor, or acquire, or with which it may merge or consolidate, and which may include the words “Parametric” or any combination thereof as part of their name, and that the Sub-Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

The services of the Sub-Adviser to the Adviser for the benefit of the Trust are not to be deemed to be exclusive and the Sub-Adviser is free to render services to others and engage in other business activities. It is understood that the Sub-Adviser and its affiliates perform investment services, including rendering investment advice, to varied clients. It is understood that the Sub-Adviser or any of its affiliates may give advice or take action for other accounts that may differ from, conflict with, or be adverse to advice given or taken for the Trust. It is understood that certain securities or instruments may be held in some accounts but not in others, or the accounts may have different levels of holdings in certain securities or instruments and the accounts may remit different levels of fees to the Sub-Adviser. In addition, it is understood that the Sub-Adviser or any of its affiliates may give advice or take action with

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respect to the investments of the Trust that may not be given or taken with respect to one or more accounts with similar investment programs, objectives, and strategies. The Trust acknowledges that the Sub-Adviser, its affiliates, and their respective officers, directors, and/or employees may from time to time have positions in or transact in securities and other investments recommended to clients, including the Trust. Such transactions may differ from or be inconsistent with the advice given, or the timing or nature of the Sub-Adviser’s action or actions with respect to the Trust. The Sub-Adviser may aggregate the Trust’s orders with orders of its proprietary accounts and/or orders of other clients.

5.       Sub-Adviser Compliance.

(a)       The Sub-Adviser represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and will maintain such registration so long as this Agreement remains in effect.

(b)       As required by Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted written policies and procedures reasonably designed to prevent violation by it, or any of its supervised persons, of the Advisers Act and the rules under the Advisers Act and all other laws and regulations relevant to the performance of its duties under this Agreement. The Sub-Adviser has designated a chief compliance officer responsible for administering these compliance policies and procedures. The chief compliance officer at the Sub-Adviser's expense shall provide such written compliance reports relating to the operations and compliance procedures of the Sub-Adviser to the Adviser and/or the Trust and their respective chief compliance officers as may be required by law or regulation or as are otherwise reasonably requested. Moreover, the Sub-Adviser agrees to use such other or additional compliance techniques as the Adviser or the Board may reasonably adopt or approve, including written compliance procedures.

(c)        The Sub-Adviser agrees that it shall promptly notify, if legally permitted, the Adviser and the Trust (i) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; commenced proceedings or an investigation (formally or informally) that may result in any of these actions; or corresponded with the Sub-Adviser on a non-routine basis concerning either the Sub-Adviser's performances under this Agreement or any other matter that might materially affect the ability of the Sub- Adviser to perform its duties under this Agreement, including sending a deficiency letter or raising issues about the business, operations, or practices of the Sub-Adviser; (ii) in the event of any notice of investigation, examination, inquiry, audit or subpoena of the Sub-Adviser or any of its officers or employees by any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality. If legally permitted, the Sub-Adviser will furnish the Adviser, upon request, copies of any and all documents relating to the foregoing. The Sub-Adviser further agrees to notify the Adviser and the Trust promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto that is required to be so contained, or if any statement contained therein concerning the Sub-Adviser that becomes untrue in any material respect.

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(d)       The Sub-Adviser will provide the Adviser with such reports, presentations, certifications, and other information as the Adviser may reasonably request from time to time concerning the business and operations of the Sub-Adviser in performing services hereunder or generally concerning the Sub-Adviser's investment advisory services, the Sub-Adviser's compliance with applicable federal, state, and local law and regulations, and changes in the Sub-Adviser's key personnel, investment strategies, policies and procedures, and other matters that are likely to have a material impact on the Sub- Advisers duties hereunder. The Adviser and the Trust shall provide the Sub-Adviser with such reports as the Sub-Adviser may from time to time reasonably request concerning their compliance with applicable federal, state, and local law and regulations.

(e)       The Sub-Adviser has reviewed the most recent amendment to the registration statement that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect only to the disclosure expressly concerning the Sub-Adviser, its business, operations, or employees, such registration statement contains, as of the date hereof, no untrue statement of any material fact, and does not omit any statement of a material fact that was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.       Liability.

(a)       Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Adviser agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”), controls the Sub-Adviser shall not be liable for, or subject to, any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Sub-Adviser's duties, or any breach by the Sub-Adviser of its obligations or duties under this Agreement.

(b)       Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Sub-Adviser agrees that the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Adviser shall not be liable for, or subject to, any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Adviser's duties, or any breach by the Adviser of its obligations or duties under this Agreement.

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 7.       Duration and Termination of this Agreement. This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Sub-Adviser, the Adviser, or the Trust cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated as to the Trust without the payment of any penalty by (i) the Adviser, subject to the approval of the Trustees of the Trust; (ii) the vote of the Trustees of the Trust; (iii) the vote of a majority of the outstanding voting securities of the Trust at any annual or special meeting; or (iv) the Sub-Adviser, in each case on sixty (60) days’ written notice. This Agreement shall terminate automatically in the event of its assignment or in the event that the Advisory Agreement shall have terminated for any reason. In the event of termination for any reason, all records of the Trust shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such record by the Sub- Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records.

8.       Amendments of the Agreement. This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved in a manner consistent with the requirements of the 1940 Act.

9.       Limitation of Liability. A copy of the Declaration of Trust for each the Trust and the Adviser is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of each the Adviser and the Trust by an officer of each respective organization, in his or her capacity as an officer and not individually. The Sub-Adviser expressly acknowledges the provisions in the Declarations of Trust of the Trust and of the Adviser limiting the personal liability of Trustees, officers, and the shareholders of the Trust and the Adviser, respectively, and the Sub-Adviser hereby agrees that it shall have recourse to the Trust or the Adviser, respectively, for payment of claims or obligations as between the Trust or the Adviser, respectively, and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the Trustees, officers, or shareholders, or any Trustee, officer, or shareholder, of the Trust or the Adviser.

10.       Third Party Beneficiaries. The Trust is a third party beneficiary to this Agreement. The Trust has reserved the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser. Aside from the Trust, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto (including, but not limited to, shareholders of the Trust) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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11.        Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust. Subject to the foregoing, the Sub-Adviser shall treat as confidential and use only in connection with the Trust in accordance with this Agreement all information pertaining to the Trust, actions of the Trust, or the Adviser. The parties acknowledge that any breach of the undertaking in the immediately preceding sentence might result in immediate, irreparable injury to another party and that, accordingly, equitable remedies, including ex parte remedies, are appropriate in the event of any actual, apparent, or threatened breach of such undertaking.

12. Books and Records. The Sub-Adviser hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Adviser's request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

13.       Certain Definitions. The terms “assignment” and “interested persons” when used herein shall have the respective meanings specified in the 1940 Act, as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by any rule, regulation or order by the SEC. The term “vote of a majority of the outstanding voting securities” shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of the shares of the Trust present or represented by proxy at the meeting if the shareholders of more than 50 per centum of the outstanding shares of the Trust are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Trust. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC, any rules or regulations adopted by, or interpretative releases of, the SEC, or any applicable guidance issued by the staff of the SEC, such provision will be deemed to incorporate the effect of such order, rule, regulation, interpretative release, or guidance.

14.       Miscellaneous.

(a)       If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(b)       This Agreement shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

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(c)       This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

EATON VANCE MANAGEMENT

By: /s/ Maureen A. Gemma

Name: Maureen A. Gemma

Title: Vice President and not individually

PARAMETRIC PORTFOLIO ASSOCIATES LLC

By:      /s/ Frederick S. Marius

Name: Frederick S. Marius

Title:   Vice President and not individually

Acknowledged and agreed to as of the day

and year first above written:

Eaton Vance Tax-Managed GLOBAL Buy-Write OPPORTUNITIES Fund

By:       /s/ Deidre E. Walsh

Name: Deidre E. Walsh

Title:   Vice President and not individually

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APPENDIX A

Annual Investment Sub-Advisory Fee

For the services, payments and facilities furnished by the Sub-Adviser under this Agreement, the Sub-Adviser is entitled to receive from the Adviser the compensation set forth below:

A fee in an amount equal to 0.25% annually of assets under management.

In case of initiation or termination of the Agreement during any month with respect to the Trust, the fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Agreement is in effect.

Such compensation shall be paid monthly in arrears. The Sub-Adviser may, from time to time, waive all or a part of the above compensation.